SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2008
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122	94-1424307
(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300 Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Effective January 25, 2008, Grubb & Ellis Company (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”), a separate, publically traded special purpose acquisition company sponsored by and affiliated with the Company, pursuant to which the Company agreed, subject to and simultaneously upon the closing of the previously announced Membership Purchase Interest Agreement between the Company and Realty Advisors (the “Acquisition Agreement”), that Realty Advisors would have the right to redeem an aggregate of 4,395,788 shares of common stock, par value $.0001 per share, of Realty Advisors currently owned by the Company (the “Redemption”). The Company presently owns 5,667,719 shares of common stock of Realty Advisors, which represents approximately 19% of the issued and outstanding shares of Realty Advisors. The per share purchase price of each share that would be redeemed is the par value thereof, which would result in an aggregate purchase price with respect to the Redemption of $439.58. Subsequent to the Redemption, the Company would still own 1,271,931 shares of common stock of Realty Advisors, which would represent 5% of the then issued and outstanding shares of Realty Advisors.
     The closing of the Acquisition Agreement is subject to, among other things, Realty Advisors obtaining the requisite approval of its stockholders. Realty Advisors has filed a definitive proxy statement with the Securities and Exchange Commission relating to a special meeting of its stockholders scheduled for February 28, 2008, where the Acquisition Agreement, among other matters, is to be considered and voted on by stockholders of Realty Advisors.
     The foregoing is a summary of the terms and conditions of the Letter Agreement, and does not purport to be a complete discussion of the Letter Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
     Item 3.02. Unregistered Sales of Equity Securities.
     On January 25, 2008, the Company’s board of directors acknowledged the Compensation Committee’s grant on January 24, 2008 of an aggregate of 270,000 shares of restricted common stock to four of the Company’s executive officers pursuant to restricted stock agreements to be entered into with each of such executives. Specifically, in accordance with the Company’s 2006 Omnibus Equity Plan, restricted stock grants were awarded to each of Jack Van Berkel, the Company’s Chief Operating Officer and Executive Vice President, Richard W. Pehlke, the Company’s Chief Financial Officer and Executive Vice President, Robert H. Osbrink, an Executive Vice President of the Company, and Dylan Taylor, the Company’s President of Global Client Services. The grants to each of Messrs. Van Berkel, Pehlke, Osbrink and Taylor, for 80,000, 75,000, 75,000 and 40,000 restricted shares, respectively, were based on the price of the Company’s common stock on the close of business on January 24, 2008. All of the restricted shares vest ratably in annual installments over three (3) years. The restricted stock grants to the executive officers were exempt under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering of securities.
     The information is set forth in the first two (2) sentences of Item 8.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference.
     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 29, 2008 the Company announced the resignation of Anthony W. Thompson as its Chairman of the Board, effective February 8, 2008. Mr. Thompson became Chairman of the Company on December 7, 2007, upon the closing of the Company’s merger (the “Merger”) with NNN Realty Advisors, Inc. (“NNN Realty Advisors”).
     Mr. Glenn L. Carpenter was appointed by the board to replace Mr. Thompson as the non-executive Chairman of the Company. Mr. Carpenter has been a member of the Company’s board since the closing of the Merger in December 2007, as well as the Chairman of the Company’s Compensation Committee, and prior to the Merger was a member of NNN Realty Advisors’ board since November 2006. Upon becoming the Chairman of the Company, Mr. Carpenter will no longer serve on the Compensation Committee and Mr. Gary Hunt, a current member of the Compensation Committee, will become Chairman of the Compensation Committee. Mr. D. Fleet Wallace, a member of the Company’s Audit Committee, will replace Mr. Carpenter on the Compensation Committee. Mr. Hunt, who also serves on the Company’s Governance and Nominating Committee, was the Company’s lead independent director subsequent to the Merger, a position that the Board has eliminated in connection with Mr. Thompson’s resignation and the appointment of Mr. Carpenter as a non-executive Chairman.
     Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
     On January 25, 2008 the board of directors of the Company amended the Company’s Amended and Restated By-Laws (the “By-Laws”), adding a new Section 3.16 to the By-Laws (the “By-Law Amendment”). The By-Law Amendment provides that members of the board of directors who are not an employee or executive officer of the Company (“Non-Management Directors”) have the right to directly or indirectly engage in the same or similar business activities or lines of business as the Company, or any of its subsidiaries, including those business activities or lines of business deemed to be competing with the Company or any of its subsidiaries. In the event that the Non-Management Director acquires knowledge, other than as a result of his or her position as a director of the Company, of a potential transaction or matter that may be a corporate opportunity for the Company, or any of its subsidiaries, such Non-Management Director shall be entitled to offer such corporate opportunity to the Company as such Non-Management Director deems appropriate under the circumstances in their sole discretion.

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     The foregoing is a summary of the By-Law Amendment and does not purport to be a complete discussion of the By-Law Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the By-Law Amendment, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
     Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On January 25, 2008, the Company amended its Code of Business Conduct and Ethics (the “Code Amendment”) in a manner such that the Code of Business Conduct and Ethics is consistent with the Company’s By-Laws as revised by the By-Law Amendment referred to in Item 5.03 above. The Company’s Code of Business Conduct and Ethics now provides that a director who is not an employee or officer of the Company may pursue any business opportunity without written approval if such director does not become aware of such opportunity through the use of Company information, the use of the Company’s property or as a result of their position as a director of the Company.
     The foregoing is a summary of the Code Amendment and does not purport to be a complete discussion of the Code Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Code Amendment, a copy of which is annexed as an Exhibit on this Current Form on Form 8-K.
     8.01. Other Events
     On January 25, 2008, the Company named Jack Van Berkel as the Company’s Chief Operating Officer and Executive Vice President. Mr. Van Berkel had been the Company’s Executive Vice President of Human Resources and Operations since the closing of the Merger, and prior to the Merger had been NNN Realty Advisors’ Head of Human Resources since August, 2007. The non-management members of the Board of Directors also determined on January 25, 2008 to grant to Anthony W. Thompson a one-time bonus of $750,000 in recognition for his services to NNN Realty Advisors and the Company during calendar year 2007.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amendment to the Amended and Restated By-Laws of Grubb & Ellis Company.

10.1	Letter Agreement Effective as of January 25, 2008 entered into by and between Grubb & Ellis Company and Grubb & Realty Advisors, Inc.
14.1	Amendment to Code of Business Conduct and Ethics of Grubb & Ellis Company
99.1	Press Release (“Grubb & Ellis Company Announces Management Change”) dated January 29, 2008, of Grubb & Ellis Company.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY

Date: January 31, 2008	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer and President